UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 23, 2024

SAFE & GREEN HOLDINGS CORP.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-38037	95-4463937
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

990 Biscayne Blvd.

#501, Office 12

Miami, FL 33132

(Address of Principal Executive Offices, Zip Code)

(Former name or former address, if changed since last report.)

Registrant’s telephone number, including area code: 646-240-4235

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock, par value $0.01	SGBX	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

On February 23, 2024, SG Building Blocks, Inc. (“SG Building Blocks”), a wholly owned subsidiary of Safe & Green Holdings Corp.(the “Company”), and the Company’s wholly owned subsidiary, SG Echo, LLC (“SG Echo”, and together with SG Building Blocks, the “Merchants”), entered into a Cash Advance Agreement (“Cash Advance Agreement”) with Bridgecap Advance LLC (“Bridgecap”) pursuant to which the Merchants sold to Bridgecap $224,850 of their future receivables for a purchase price of $150,000, less underwriting fees and expenses paid, for net funds provided of $135,000.

Pursuant to the Cash Advance Agreement, Bridgecap is expected to withdraw $2,248.50 a day directly from the Merchants’ bank account until the $224,850 due to Bridgecap under the Cash Advance Agreement is paid. In the event of a default (as defined in the Cash Advance Agreement), Bridgecap, among other remedies (including penalties and fees) can demand payment in full of all amounts remaining due under the Cash Advance Agreement. The Merchants’ obligations under the Cash Advance Agreement are secured by a security interest in all accounts, including without limitation, all deposit accounts, accounts-receivable, other receivables, and proceeds therefrom, as those terms are defined by Article 9 of the Uniform Commercial Code, now or hereafter owned or acquired by any of them. The amounts outstanding under the Cash Advance Agreement may be prepaid by the Merchants at any time without penalty.

The foregoing description of the Cash Advance Agreement is qualified in its entirety by reference to the full text of the Cash Advance Agreement, a copy of which is attached hereto as Exhibit 10.1 and incorporated herein in its entirety by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation Under an Off-balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 above of this Current Report on Form 8-K is incorporated by reference in this Item 2.03.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 26, 2024, Mr. Galvin voluntarily deferred his salary for the February 15, 2024 pay period as a cost saving measure.

On February 27, 2024, the Board of Directors of the Company approved (i) an increase from $300,000 to $350,000 in the annual base salary payable to Patricia Kaelin, the Company’s Chief Financial Officer. (ii) a bonus of $100,00 be paid to Ms. Kaelin for her service to the Company in 2023 to be paid in cash, equity or a combination of cash and equity, (iii) a grant of 300,000 restricted stock units under the Company’s stock incentive plan, vesting 50% immediately and the balance vesting quarterly over 18 months, and (iv) a bonus of $350,00 be paid to Paul Galvin, the Company’s Chief Executive Officer, for his service to the Company in 2023 to be paid in cash, equity or a combination of cash and equity.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

The following exhibits are furnished with this Current Report on Form 8-K:

Exhibit Number	Exhibit Description

10.1	Standard Merchant Cash Advance Agreement, executed on February 23, 2024, by and among SG Building Blocks, Inc., SG Echo, LLC and Bridgecap Advance LLC
104	Cover Page Interactive Data File (the cover page XBRL tags are embedded within in the inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SAFE & GREEN HOLDINGS CORP.

Dated: February 29, 2024	By:	/s/ Patricia Kaelin
		Name:	Patricia Kaelin
		Title:	Chief Financial Officer

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